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                                                                    EXHIBIT 99.1

                      [XETA TECHNOLOGIES CORPORATION LOGO]


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NEWS RELEASE

Date:              April 18, 2002
                   FOR IMMEDIATE RELEASE

Contact:           Gloria Machal
                   XETA Technologies
                   918.664.8200


                     XETA TECHNOLOGIES PREVIEWS 2ND QUARTER


BROKEN ARROW, OKLA. --- Xeta Technologies (NASDAQ: XETA) today issued a downward revision to its prior published guidance.

         Jack Ingram, President and CEO, stated, "The optimistic revenue and earnings guidance, which we issued on February 7th, was predicated primarily on strongly increasing trends in funnel levels, quoting activity and order booking rates. By way of updates to these three fundamentals:

o Funnel: Our funnel of prospective system orders began to increase in November of 2001. The month-over-month buildup continues, as our current funnel of prospective sales is 250% of the levels of November and is 20% higher than the levels of one month ago.

o Quoting activity: Prospective customer requests for system designs and price quotations began to steadily and substantially increase in November from a stabilized run rate we had experienced for most of the calendar year 2001. Quoting activity, like our funnel, is running at a level of about 250% of the run rate we experienced throughout most of 2001.

o Order rate: In mid January we began experiencing a significant increase in system sales order rates. Since we historically operate with only about one to two months of backlog, this most important factor is critical to our short-term quarterly results. The increase we were seeing, coupled with what we were seeing in the funnel and quotation activity, led us to conclude that the macro-economic deterioration had essentially run its course and we felt we would be returning to quarter-over-quarter growth.

         "Since that guidance was issued, we have found that the economic situation we are facing is more stubborn than we thought. Even with continuing strong build-up in funnel levels and continuing steady and strong quotation activity, order rates during March significantly declined over what we saw for the six-


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Page 2 - XETA Technologies Previews 2nd Quarter


week period between mid-January through the end of February. During March they returned to the depressed levels we thought we were past.

         "Additionally, two other events have negatively impacted the second quarter. First, shipment of a $1 million order has been delayed, as the customer has requested that installation begin in May rather than April as we were expecting. Also, the federal government has, uncharacteristically, still not fully released execution on their fiscal 2002 budget. While we are viewing both of these events as simply delays, they cause a significant negative impact compared to our previous second quarter expectations.

         "Because of these factors we are now estimating our revenues during the second fiscal quarter to decline from $13.8 million in the first quarter to between $12 and $12.5 million. We estimate these reduced sales may result in slightly negative earnings of 1 cent per share.

         "While our second quarter is a disappointment to us, I remain convinced we are on the right path and the successes we envision will soon materialize. Our nationwide service footprint, our strong, leading edge design and provisioning capabilities, and our un-equaled track record of quality performance at the customer level have positioned us as one of Avaya's most valuable business partners. As Avaya continues to execute their core strategy of shifting system sales from their direct channel to indirect sales through their business partners, we are being selected as their "partner of choice" with ever increasing frequency and on increasingly important accounts. This trend is giving us the unprecedented opportunity to perform with many of their historically elite and largest customers. This is precisely the position we set out to achieve two years ago as we set our goal to become the premier supplier of complex communication solutions to the full commercial marketplace.

         "While these huge opportunities contribute greatly to our growing funnel of prospects, the understandably longer sales cycles associated with transitioning these major customers to the indirect channel is a contributing factor to the delays we are seeing in order rates. Despite this temporary difficulty, we plan to continue executing our long-range strategies, maintain our intense focus on cost control, continue to expand our competitive strengths and leverage our competitive advantages. By historic standards, our reputation for excellence in the marketplace coupled with the magnitude, quality and probability profile of our funnel, should already be generating order rates much, much higher than we are experiencing. I believe strongly that it eventually will.

         "For the near future however, as much as I regret it, I feel we must revert to the conservative forecasting position we articulated throughout fiscal 2001 and until February 7th of this year. Until we see sustained signs that customers are ready to recommence normal buying patterns, the best guidance we can provide is that if revenues will stay constant, we can maintain our quarter-over-quarter profitability levels."

ABOUT XETA TECHNOLOGIES

         XETA Technologies is a leading communications integrator with sales and service locations nationwide. Celebrating the Company's twentieth anniversary, XETA has grown from being the lodging industry's leading provider of call accounting solutions and distributors of Hitachi PBX systems, to a major


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Page 3 - XETA Technologies Previews 2nd Quarter

national integrator of enterprise communications equipment. Through internal growth and corporate acquisitions, XETA today is positioned to serve and lead the growing market of converged communications network solutions for voice and data applications. XETA is also building upon its success as one of the largest integrators of Avaya voice and data systems, serving national business clients in sales, consulting, engineering, project management, installation and service support. As proven technologies come to the market place, XETA is at the forefront of providing communication solutions and consulting services that support such platforms as Microsoft Exchange 2000 and the growing demand for Call Centers, Unified Communications and Voice-over Internet Protocol (VoIP) applications.

         XETA Technologies was recently named to the Fortune Small Business magazine's Top 100 Fastest-Growing Companies list. XETA was also recognized by Fortune magazine as one of the 100 Fastest-Growing Companies in 2000. XETA has been named numerous times to the Forbes list of the Best 200 Small Companies in America and twice to BusinessWeek's Top 100 Hot Growth Companies. For more information on XETA Technologies, visit the Company's website at www.xeta.com.


This news release contains forward-looking statements which are made subject to the provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements concerning the Company's beliefs with regard to future revenues and earnings, order rates, and the general economic outlook . These and other forward-looking statements (generally identified by such words as "expects," "plans," "believes," "anticipates" and similar words or expressions) reflect management's current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the health of the U.S. economy and the telecommunications market specifically, the success of the Company's growth strategies, the Company's ability to execute upon the last stage of its three-phase business plan, market acceptance of and demand for the Company's product and service offerings, the Company's ability to expand successfully into various geographic areas and to major Avaya customers who previously purchased through Avaya's direct sales channel, inflation, the success and growth of Avaya, competition (specifically from Avaya's largest distributor Expanets), and the availability and retention of sales professionals and trained technicians. Additional factors which could affect actual results are described in the section entitled "Outlook and Risk Factors" contained in the Company's Form 10-K for its fiscal year ended October 31, 2001 and Form 10-Q for its quarter ended January 31, 2002.


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